EXHIBIT 12

                        PHH CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)

                                                                            NINE MONTHS ENDED
                                                                               SEPTEMBER 30,
                                                                           --------------------
                                                                            2001          2000
                                                                           ------        ------
     Income before income taxes and minority interest                      $ 376         $ 211
     Plus:  Fixed charges                                                    234           125
                                                                           -----         -----

     EARNINGS AVAILABLE TO COVER FIXED CHARGES                             $ 610         $ 336
                                                                           =====         =====

     FIXED CHARGES (1):
     Interest, including amortization of deferred financing costs          $ 225         $ 117
     Interest portion of rental payment                                        9             8
                                                                           -----         -----

     TOTAL FIXED CHARGES                                                   $ 234         $ 125
                                                                           =====         =====

     RATIO OF EARNINGS TO FIXED CHARGES                                    $2.61X        $2.69X
                                                                           =====         =====

  ---------------
  (1) Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).